Exhibit 10.2






















                   THE EARTH TECHNOLOGY CORPORATION (USA)
                         DIRECTOR OPTION PLAN
               (as amended and restated as of March 24, 1994)

                   THE EARTH TECHNOLOGY CORPORATION (USA)
                           DIRECTOR OPTION PLAN



               PART 1.        PLAN ADMINISTRATION AND ELIGIBILITY
               -------        -----------------------------------

SECTION I.     PURPOSE
SECTION II.    ADMINISTRATION
SECTION III.   PARTICIPATION IN THE PLAN
SECTION IV.    STOCK SUBJECT TO THE PLAN
                    A. Class
                    B. Aggregate Amount

                              PART 2. OPTIONS
                              ---------------


SECTION V.     NON-STATUTORY STOCK OPTIONS
SECTION VI.    TERMS, CONDITIONS AND FORM OF OPTIONS
                    A.   Option Grant Dates
                    B.   Option Formula
                    C.   Options Non-Transferable
                    D.   Period of Option
                    E.   Exercise of Options
                    F.   Termination of Options
                    G.   Death of Director
SECTION VII.   OPTION PRICE


                              PART 3. GENERAL PROVISIONS
                              --------------------------

SECTION VIII.  ASSIGNABILITY
SECTION IX.    TIME FOR GRANTING OPTIONS
SECTION X.          VALUATION OF COMMON STOCK
SECTION XI.    LIMITATION OF RIGHTS
                    A.  No Right to Continue as a Director
                    B.  No Shareholders' Rights for Options
SECTION XII.   ADJUSTMENTS TO STOCK
SECTION XIII.  EFFECTIVE DATE OF THE PLAN
SECTION XIV.   AMENDMENT OF THE PLAN
SECTION XV.    GOVERNING LAW
SECTION XVI.   COMPLIANCE WITH SECURITIES LAWS

               Part 1. Plan Administration and Eligibility


1.        Purpose

          The purpose of this Director Option Plan (the "Plan ") of The Earth Technology Corporation (USA) (the "Company") is to make service on the Board more attractive to present and prospective outside directors of the Company, since the continued services of qualified outside directors are considered essential to the Company's sustained progress.

II.       Administration

          The Plan shall be administered by a committee (the "Committee") of three or more persons appointed by the Board of Directors of the Company. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI. However, all questions of interpretation of the Plan or of any opinions issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by a subcommittee of three or more persons so authorized by the Committee.

III.      Participation in the Plan

          All directors of the Company shall be eligible to participate in the Plan unless they are (1) employees of the Company, (2) employees of andy subsidiary of the Company, (3) members of the Committee, (4) members of the committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Company or any of its subsidiaries,
(5) former (within one year) members of the Committee or any committee administering any other such plan, or (6) designated future (within one year) members of the Committee or any committee administering any other such plan. However, committee membership, former committee membership, or designated future committee membership shall not cause a director to be ineligible to participate in the Plan if:

          (1) The Company receives a letter from the staff of the Securities and Exchange Commission or from the Company's counsel or counsel for its consultants stating that participation in the Plan by such director will not cause such director to cease to be a "disinterested person" with respect to the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company or any of its subsidiaries, so as to disqualify such director as administrator under SEC Rule 16b-3, or

          (2) The Securities and Exchange Commission revises SEC Rule 16b-3 to remove the requirement of administration by disinterested persons.

IV.       Stock Subject to the Plan

          A.     Class.  The stock which is to be made the subject of
                 -----
awards granted under the Plan shall be the Company's authorized but unissued Common Stock, par value $.10 per share ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Company may repurchase shares in the open market or otherwise.

          B.     Aggregate Amount.
                 ----------------

          (1) The total number of shares issuable under the Plan shall not exceed 100,000 shares (subject to adjustment under Section XII).

          (2) If any outstanding option under the Plan expires or is terminated for any reason, then the Common Stock allocable to the unexercised portion of such option shall not be charged against the limitation of Section IV (B)(1) and may again become the subject of a stock option granted under the Plan.

                              Part 2. Options

V.        Non-Statutory Stock Options

          All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

VI.       Terms, Conditions and Form of Options

          Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          A.     Option Grant Dates.  Option shall be granted automatically
                 ------------------
and quarterly to any eligible director in lieu of one hundred percent (100%) of the retainer fees to be earned in each calendar year for the duration of his or her service as a director.

          B.     Option Formula.  The number of option shares granted to
                 --------------
any eligible director shall be equal to the nearest number of whole shares determined in accordance with the following formula:

                   Quarterly Retainer      =    Number
                   ------------------
                                                  of
                   75% x Fair Market Value      Shares

          "Quarterly Retainer" shall mean the amount which the Board shall establish which an eligible director shall be entitled to receive for serving as a director in the relevant quarter. "Fair Market Value" shall mean the fair market value of the Company's Common Stock on the last day of the Company's fiscal quarter as determined in accordance with Section X of the Plan.

          C.     Options Non-Transferable.   Each option granted under the
                 -------------------------
Plan by its terms shall not be transferable by the director otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the director only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the director during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          D.     Period of Option.  Options become exercisable on the first
                 ----------------
day of the calendar year following the date of grant; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the termination of service as a director for any reason, including retirement or disability. Options shall terminate upon the expiration of ten (10) years from the date upon which such options were granted.

          E.     Exercise of Options.   Options may be exercised only by
                 -------------------
written notice to the Company at its head office accompanied by payment, in cash, of the full option price.

          F.     Termination of Options.   All rights of a director in an
                 ----------------------
option, to the extent that it has not been exercised shall terminate upon the expiration date of such option.

          G.     Death of Director.  Any option granted the director under
                 -----------------
the Plan and outstanding on the date of his death may be exercised by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of decent and distribution, at any time prior to the specified expiration date of such option.

VII.      Option Price

          A.     Option Price.  The option price per share for the shares
                 ------------
covered by each option shall be 25% of the Fair Market Value at the time of the grant.

          B.     Amendment of Part 2.  Notwithstanding any other provisions
                 -------------------
of the Plan, the provisions of Part 2 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

                        Part 3.  General Provisions

VIII.  Assignability

          The rights and benefits under this Plan shall not be assignable or transferable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of ERISA or the rules thereunder and shall be exercisable during optionee's lifetime only by him or her, and after his or her death, by his or her personal representative or the person entitled thereto under his or her will or the laws of interstate succession.

IX.       Time for Granting Options

          No options maybe granted under this Plan after January 1, 1999.

X.        Valuation of Common Stock

          For all valuation purposes under the Plan, the "Fair Market Value" as of any date means the average of the highest and lowest prices of the Common Stock as reported by the consolidated tape of the NASDAQ or the closing price as reported by the principal stock exchange on which the Common Stock is then listed, as the case may be, on the particular date.
In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

XI.       Limitation of Rights

          A.     No Right to Continue as a Director.  Neither the Plan, nor
                 ----------------------------------
the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          B.     No Shareholders' Rights for Options.  A director shall
                 -----------------------------------
have no rights as a shareholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XII.      Adjustments to Stock

          In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding award granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustment shall be made to the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding Options.

XIII.     Effective Date of the Plan

          The Plan shall take effect upon the date of adoption by the Board subject to approval by vote of the holders of a majority of the outstanding shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at a duly held meeting of the stockholders.

XIV.      Amendment of the Plan

          The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section XII), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. No amendment may alter or impair any rights or obligations of any Option previously granted without the consent of the director.

XV.       Governing Law

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

XVI.      Compliance With Securities Laws

          With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor provisions under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrator.

            AMENDMENT TO THE EARTH TECHNOLOGY CORPORATION (USA)
                            DIRECTOR OPTION PLAN


SECTION IV.B(1) of the Plan is amended to read as follows:

          B.     Aggregate Amount.
                 ----------------

          (1) The total number of shares issuable under the Plan shall not exceed 200,000 shares (subject to adjustments under Section XII).